Exhibit 23.5

Consent of Independent Auditors

We consent to the inclusion of our report dated March 29, 2019 with respect to the consolidated financial statements of HighPeak Energy Partners II, LP as of December 31, 2018, and the period from inception (September 11, 2018) through December 31, 2018, incorporated in this Registration Statement on Form S-4 of HighPeak Energy, Inc., and to the reference to us under the heading “Experts” herein.

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas

December 2, 2019